Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2006, relating to the consolidated financial statements of AMS Health Sciences, Inc. and Subsidiaries for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ COLE & REED, P.C.

Oklahoma City, Oklahoma
July 28, 2006